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                                                                   Exhibit 10.39

                               COPA HOLDINGS, S.A.

                    FORM OF RESTRICTED STOCK AWARD AGREEMENT

            THIS AGREEMENT (the "Agreement"), is made, effective as of the __th day of _____________, 2005 (the "Date of Grant"), between Copa Holdings, S.A., a corporation organized under the laws of the Republic of Panama (the "Company"), and ___________ (the "Participant").

                                R E C I T A L S:

            WHEREAS, the Company has adopted the Company's 2005 Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

            WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the "Restricted Stock Award") to the Participant pursuant to the Plan and the terms set forth herein.

            NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

            1. Grant of the Restricted Shares. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of ______ Shares (the "Restricted Shares"). The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.

            2. Vesting

            (a) General. Subject to the Participant's continued Employment with the Company, the Restricted Shares shall vest and become nonforfeitable [FOR NON-EXECUTIVE OFFICERS: on the second anniversary of the Date of Grant.] [FOR EXECUTIVE OFFICERS: in accordance with the following vesting schedule:

             DATE                                          INCREMENTAL VESTING %                 CUMULATIVE VESTED %
             ----                                          ---------------------                 -------------------
1st Anniversary of Date of Grant                                    15%                                  15%
2nd Anniversary of Date of Grant                                    15%                                  30%
3rd Anniversary of Date of Grant                                    15%                                  45%
4th Anniversary of Date of Grant                                    25%                                  70%
5th Anniversary of Date of Grant                                    30%                                 100%]

Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

            (b) Termination of Employment.

            (i) If the Participant's Employment with the Company is voluntarily terminated by the Participant (other than for Good Reason) or is terminated by the Company for

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      Cause, the Restricted Shares shall, to the extent not then vested, be forfeited by the Participant without consideration; provided, however, that the Committee may, in its sole discretion, cause the Restricted Shares to become fully vested upon the Participant's Retirement.

            (ii) If the Participant's Employment with the Company is terminated by the Participant for Good Reason; by the Company without Cause or as a result of the Participant's death or Disability, in either case prior to the 5th anniversary of the Date of Grant, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

            (iii) For purposes of this Agreement:

            "Cause" shall mean "Cause" as defined in the Labor Code of the Republic of Panama. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement;

            "Good Reason" shall mean "Good Reason Resignation" as defined in the Labor Code of the Republic of Panama then in effect; provided that in no event shall an event constitute "Good Reason" unless the Participant shall have delivered written notice to the Company describing the event allegedly constituting Good Reason and the Company shall have failed to cure or to in good faith commence the cure of such material reduction in the Participant's duties and responsibilities within 30 days of receiving such notice ; and

            "Disability" shall mean "Disability" as defined in the Labor Code of the Republic of Panama.

            "Retirement" shall mean "Retirement as defined in the laws of the Republic of Panama then in effect.

            (c) Change in Control. Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change in Control, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested as contemplated by Section 9(b) of the Plan.

            (d) Forfeiture upon Violation of Certain Restrictive Covenants. TBD whether to include a "clawback" provision requiring forfeiture of vested Restricted Shares if the Participant breaches restrictive covenants within 12 months following termination of employment.

            3. Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Participant's name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 2. As a condition to the receipt of this Restricted Stock Award, the Participant shall

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deliver to the Company a stock power, duly endorsed in blank, relating to the
Restricted Shares. No certificates shall be issued for fractional Shares.

            4. Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and the Participant shall receive, when paid, any dividends on all of the Restricted Shares granted hereunder as to which the Participant is the record holder on the applicable record date; provided that the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 2, certificates for the Restricted Shares which shall have vested shall be delivered to the Participant or to the Participant's legal guardian or representative along with the stock powers relating thereto.

            5. Legend on Certificates. The certificates representing the vested Restricted Shares delivered to the Participant as contemplated by Section 4 above shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            6. No Right to Continued Employment. The granting of the Restricted Shares evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company's or its Affiliate's right to terminate the Employment of such Participant.

            7. Transferability. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            8. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

            9. Securities Laws. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

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            10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of is Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

            11. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF PANAMA WITHOUT REGARD TO CONFLICTS OF LAWS

            12. Restricted Stock Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Award and the Restricted Shares granted hereunder is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

            13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                          COPA HOLDINGS, S.A.

                                          By: ___________________________

Agreed and acknowledged as
of the date first above written:
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